SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 20, 2011

FRANKLIN ELECTRIC CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

INDIANA	0-362	35-0827455

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

400 EAST SPRING STREET BLUFFTON, INDIANA	46714

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(260) 824-2900

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

No Change

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

As part of a continuing effort to increase manufacturing utilization and maintain world class manufacturing capabilities, on June 20, 2011 management of Franklin Electric Co., Inc. ("the Company") approved a plan for the rationalization of its Oklahoma City, Oklahoma facility. On June 20, 2011, the Company issued a press release to announce this decision. A copy of the press release is attached as Exhibit 99.1.

The total cost of the rationalization is estimated to be between $2.6 million and $5.2 million. the major categories of cost include the following;

Severance and other employee assistance costs	$0.3 million
Asset write-downs	$1.3 to $3.1 million
Equipment relocations	$1.0 to $1.8 million

All categories of costs represent cash expenditures to be recognized as they are made, except Pension curtailments and asset write-offs.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits
99.1 Press Release, dated June 20, 2011, issued by Franklin Electric Co., Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: June 20, 2011	By: /s/ John J. Haines
John J. Haines
Vice President, Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Exhibit Index

EXHIBIT NO. (99) Press Release, dated June 20, 2011 issued by Franklin Electric Co., Inc.

EXHIBIT 99

ADDITIONAL EXHIBITS

Press Release

For Immediate Release                                For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC ANNOUNCES NEW PLANS FOR MANUFACTURING OPTIMIZATION

Bluffton, Indiana - June 20, 2011 - Franklin Electric Co., Inc. (NASDAQ:FELE) has approved a plan to close its Tulsa Avenue, Oklahoma City, Oklahoma manufacturing facility.  As part of this action, the Company will transfer approximately 260,000 annual man hours of manufacturing activity primarily to the Linares, Mexico facility with a small portion of the transfer going to another Oklahoma City based facility. The transfers should be completed by the end of the first quarter 2012.

The Company also expects to incur additional charges for the write-down of assets at its Siloam Springs, Arkansas facility; the closure of which has been previously announced. Additionally, the Company intends to complete other miscellaneous realignments and movements of manufacturing and distribution facilities in a variety of international locations, including the relocation to a new manufacturing facility in Joinville, Brazil.

The Company has estimated the pretax charge for these actions to be between $2.6 million and $5.2 million, of which $1.2 million to $3.5 million is for the Tulsa Avenue facility. The charges will begin in the second quarter of 2011 and end in the fourth quarter of 2012 and include severance expenses, pension curtailments, asset write-offs, and equipment relocation costs. Approximately fifty to sixty percent of these charges will be non-cash.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Recognized as a technical leader in its specialties, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.